Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS SECOND QUARTER ENDED JUNE 30, 2011

FINANCIAL AND OPERATING RESULTS

Highlights

Second Quarter 2011:

•              Second Quarter 2011 Funds from Operations (“FFO”) Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.15 Before Second Quarter 2011 Loss on Early Extinguishment of Debt, Up 5% Compared to Second Quarter 2010 FFO Per Share (Diluted) of $1.10 Before Second Quarter 2010 Loss on Early Extinguishment of Debt

•              Second Quarter 2011 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.44

•              Executed 49 Leases for 728,000 Rentable Square Feet, Including 148,000 Rentable Square Feet of Redevelopment and Development Space; Second Highest Single Quarter of Leasing Activity in Company History

•              Second Quarter 2011 GAAP Rental Rate Increase of 3.1% on Renewed/Re-leased Space

•              GAAP Same Property Net Operating Income Increase of 1.7%

•              Second Quarter 2011 Occupancy of Operating Properties Remains Steady at 93.8%; Second Quarter 2011 Occupancy of Operating and Redevelopment Properties at 88.3%

•              Repaid Two Secured Loans Aggregating Approximately $10.5 Million

•              Increased Unsecured Term Loan by $500 Million, Extended Maturity Date to June 2016, and Used Net Proceeds to Reduce Our Existing $750 Million Unsecured Term Loan to $250 Million

•              Acquired 409 and 499 Illinois Street, a Newly and Partially Completed 453,256 Rentable Square Foot Development Project Located in Mission Bay, San Francisco, for $293 Million

•              Awarded LEED® Platinum Certification for 10300 Campus Pointe Drive, a Property Located in University Town Center in the San Diego Market

First Half 2011:

•              Executed 92 Leases for 1,280,000 Rentable Square Feet, Including 224,000 Rentable Square Feet of Redevelopment and Development Space

•              GAAP Rental Rate Increase of 2.4% on Renewed/Re-leased Space

•              GAAP Same Property Net Operating Income Increase of 0.5%

•              Repurchased, in Privately Negotiated Transactions, $96 Million of 3.70% Unsecured Convertible Notes

•              Extended Maturity Date and Increased Commitments on Unsecured Line of Credit to $1.5 Billion

•              Acquired 4755 Nexus Center Drive, a Newly and Partially Completed 41,710 Rentable Square Foot Development Project Located in University Town Center in the San Diego Market

•              Awarded LEED® Gold Certifications for Alexandria Center™ for Life Science – New York City, 199 E. Blaine Street, a Property Located in the Seattle Market, and 455 Mission Bay Blvd., a property located in the San Francisco Market

July 2011:

•              Received Baa2/BBB- Stable Outlook Investment Grade Issuer Rating from Two Major Rating Agencies

•              Repurchased, in Privately Negotiated Transactions, $81.5 Million of 3.70% Unsecured Convertible Notes

•              Executed Long Term Lease for 307,000 Rentable Square Feet Single Tenant Ground-Up Development at Alexandria Center™ at Kendall Square Located in Cambridge, Massachusetts

•              MaRS Discovery District Announced Plans to Complete Phase 2 of the MaRS Centre in Toronto, Canada

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER ENDED JUNE 30, 2011 RESULTS

PASADENA, CA. – July 27, 2011 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the second quarter ended June 30, 2011.

Financial Results

For the second quarter of 2011, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $67,158,000, or $1.15 per share (diluted), before loss on early extinguishment of debt, compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $54,563,000, or $1.10 per share (diluted), before loss on early extinguishment of debt, for the second quarter of 2010.  For the six months ended June 30, 2011, we reported FFO attributed to Alexandria Real Estate Equities, Inc.’s common stockholders of $130,268,000, or $2.30 per share (diluted), before loss on early extinguishment of debt, compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $108,547,000, or $2.18 per share (diluted), before loss on early extinguishment of debt, for the six months ended June 30, 2010.  During the six months ended June 30, 2011, we recognized an aggregate loss on early extinguishment of debt of approximately $3.7 million related to the repurchases, in privately negotiated transactions, of approximately $96 million of certain of our 3.70% unsecured convertible notes and the partial and early repayment of our unsecured term loan.  Including the aggregate loss on early extinguishment of debt, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three and six months ended June 30, 2011, was $65,921,000, or $1.13 per share (diluted), and 126,557,000, or $2.23 per share (diluted), respectively.

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling items between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense and gain on sales of property. Depreciation and amortization expense for the three months ended June 30, 2011 and 2010 was $40,363,000 and $30,342,000, respectively.  Depreciation and amortization expense for the six months ended June 30, 2011 and 2010 was $77,070,000 and $60,080,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the second quarter of 2011 was $25,986,000 or $0.44 per share (diluted), compared to net loss attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $20,393,000, or $0.45 per share (diluted), for the second quarter of 2010.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the six months ended June 30, 2011 was $50,351,000, compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $206,000 for the six months ended June 30, 2010.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER ENDED JUNE 30, 2011 RESULTS

Financial Results (continued)

The following table summarizes the significant items that impacted FFO (diluted) during each period presented (dollars in thousands, except per share amounts):

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$65,921	$60,636	$58,474	$53,862	$9,840	$126,557	$59,703
Loss on early extinguishment of debt	1,248	2,495	2,372	1,300	41,496	3,743	41,496
Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	–	3,560	–	7,754
Impact of unvested restricted stock awards	(11)	(21)	(20)	(11)	(333)	(32)	(406)
FFO (diluted), as adjusted	$67,158	$63,110	$60,826	$55,151	$54,563	$130,268	$108,547

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted), as reported	58,519,169	54,973,802	54,893,410	49,864,225	44,904,999	56,756,320	44,384,570
Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	–	4,808,925	–	5,300,285
Weighted average shares of common stock outstanding for calculating FFO per share (diluted), as adjusted	58,519,169	54,973,802	54,893,410	49,864,225	49,713,924	56,756,320	49,684,855

FFO per share (diluted), as adjusted (1)	$1.15	$1.15	$1.11	$1.11	$1.10	$2.30	$2.18

(1)

Due to the loss on early extinguishment of debt recognized in the three months ended June 30, 2010, FFO results for the three and six months ended June 30, 2010 did not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive for the periods pursuant to the if-converted method of accounting. Excluding the loss on early extinguishment of debt, the impact of the assumed conversion of our 8% unsecured convertible notes would have been dilutive to FFO (diluted) for the three and six months ended June 30, 2010. For all periods since issuance of the notes in April 2009, except for the three and six months ended June 30, 2010, there is no add back for the assumed conversion of our 8% unsecured convertible notes since FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, as reported, already assumed conversion of our 8% unsecured convertible notes pursuant to the if-converted method of accounting.

Leasing Activity

For the second quarter of 2011, we executed a total of 49 leases for approximately 728,000 rentable square feet at 34 different properties (excluding month-to-month leases).  Of this total, approximately 436,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 292,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 292,000 rentable square feet, approximately 148,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 144,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 3.1% higher on a GAAP basis than rental rates for the respective expiring leases.

For the six months ended June 30, 2011, we executed a total of 92 leases for approximately 1,280,000 rentable square feet at 54 different properties (excluding month-to-month leases).  Of this total, approximately 769,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 511,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 511,000 rentable square feet, approximately 224,000 rentable square feet were related to our development or redevelopment programs, and the remaining approximately 287,000 rentable square feet were related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 2.4% higher on a GAAP basis than rental rates for the respective expiring leases.

As of June 30, 2011, approximately 95% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 93% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER ENDED JUNE 30, 2011 RESULTS

Unsecured Credit Facility

In January 2011, we entered into a third amendment (the “Third Amendment”) to our second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006 and May 2, 2007 (the “Prior Credit Agreement,” and as amended by the Third Amendment, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent, and certain lenders. The Third Amendment amended the Prior Credit Agreement to, among other things, increase the maximum permitted borrowings under the unsecured line of credit from $1.15 billion to $1.5 billion, plus a $750 million unsecured term loan (the “2012 Unsecured Term Loan” and together with the unsecured line of credit, the “Unsecured Credit Facility”) and provided an accordion option to increase commitments under the Unsecured Credit Facility by up to an additional $300 million.  Borrowings under the Unsecured Credit Facility bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the Amended Credit Agreement (the “Applicable Margin”).  The Applicable Margin for LIBOR borrowings outstanding under the revolving credit facility was 2.4% as of June 30, 2011.  The Applicable Margin for the LIBOR borrowings under the 2012 Unsecured Term Loan was not amended in the Third Amendment and was 1.0% as of June 30, 2011.

Under the Third Amendment, the maturity date for the unsecured revolving credit facility is January 2015, assuming we exercise our sole right under the amendment to extend this maturity date twice by an additional six months after each exercise.  The maturity date for the 2012 Unsecured Term Loan remained unchanged at October 2012, assuming we exercise our sole right to extend the maturity date by one year.  The Third Amendment modified certain financial covenants with respect to the Unsecured Credit Facility, including the fixed charge coverage ratio, secured debt ratio, leverage ratio, and minimum book value, and added covenants relating to an unsecured leverage ratio and unsecured debt yield.

2016 Unsecured Term Loan

In February 2011, we entered into a $250 million unsecured term loan.  In June 2011, we amended this $250 million unsecured term loan (as amended, the “2016 Unsecured Term Loan”) to, among other things, increase the borrowings from $250 million to $750 million and to extend the maturity from January 2015 to June 2016, assuming we exercise our sole right to extend the maturity date by one year.  Borrowings under the 2016 Unsecured Term Loan bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the amended unsecured term loan agreement.  The applicable margin for the LIBOR borrowings under the 2016 Unsecured Term Loan was amended initially to 1.75%.  Under the 2016 Unsecured Term Loan agreement, the financial covenants were not amended and are identical to the financial covenants required under our existing Unsecured Credit Facility.  The 2016 Unsecured Term Loan may be repaid at any date prior to maturity without a prepayment penalty.  The net proceeds from this amendment were used to reduce outstanding borrowings on the 2012 Unsecured Term Loan from $750 million to $250 million.  As a result of this early repayment, we recognized a loss on early extinguishment of debt of approximately $1.2 million related to the write-off of unamortized loan fees.

3.70% Unsecured Convertible Notes

During the first quarter of 2011, we repurchased, in privately negotiated transactions, approximately $96.1 million of certain of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $98.6 million.  As a result of these repurchases, we recognized an aggregate loss on early extinguishment of debt of approximately $2.5 million during the first quarter of 2011.

In July 2011, we repurchased, in privately negotiated transactions, approximately $81.5 million of certain of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $82.7 million.  As a result of these repurchases, we recognized an aggregate loss on early extinguishment of debt of approximately $1.9 million.  As of July 27, 2011, approximately $123.1 million of our 3.70% unsecured convertible notes was outstanding, net of approximately $1.3 million of unamortized discount.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER ENDED JUNE 30, 2011 RESULTS

Acquisitions

In April 2011, we acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million.  409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a life science company through November 2023.  499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development.  Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a stabilized yield on a GAAP and cash basis for this property in the range of 7.2% to 7.6% and 6.5% to 7.0%, respectively.  Stabilized yield on cost is calculated as the quotient of net operating income and our investment in the property at stabilization (“Stabilized Yield”).

In June 2011, we acquired 285 Bear Hill Road, a 26,270 rentable square foot office property located in the Greater Boston market, for approximately $3.9 million.  We plan to begin the redevelopment of this property into life science laboratory space in the fourth quarter of 2011.  Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a Stabilized Yield on a GAAP and cash basis for this property of approximately 8.6% and 8.0%, respectively.

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, we expect our FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2011 will be within the following ranges below. Our earnings outlook reflects certain current assumptions, including higher interest expense related to the timing and amount of refinancing of a portion of our unhedged outstanding balance under our 2012 Unsecured Term Loan, higher interest expense related to estimated timing of additional unsecured debt, and a $50 million decrease in projected acquisitions in 2011.

	2011
FFO per share (diluted)	$4.37 - $4.42	(1)
Earnings per share (diluted)	$1.82 - $1.87	(1)

(1)      Includes loss on early extinguishment of debt recognized from January 1, 2011 through July 27, 2011 of approximately $5.7 million, or $0.10 per share.

The following table provides a reconciliation of our prior guidance for 2011 FFO per share (diluted) to our current guidance for 2011 FFO per share (diluted):

Event	2011 FFO per Share (Diluted)

Guidance range as reported on May 4, 2011 in connection with our first quarter 2011 earnings call	$4.52 - $4.57
Loss on early extinguishment of debt in June 2011	(0.02)
Refinancing of 2012 Unsecured Term Loan	(0.02)
Unsecured debt financing	(0.05)
$50 million decrease in acquisitions	(0.01)
Timing of repurchases of 3.70% unsecured convertible notes	(0.01)
Loss on early extinguishment of debt in July 2011	(0.04)
Guidance range as reported on July 27, 2011 in connection with our second quarter 2011 earnings call	$4.37 - $4.42

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER ENDED JUNE 30, 2011 RESULTS

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. (“Alexandria”) with consistent and solid cash flows. As of June 30, 2011, Alexandria’s multinational pharmaceutical client tenants represented approximately 25% of our annualized base rent, led by Novartis AG, Eli Lilly and Company, Roche Holding Ltd, Bristol-Myers Squibb Company, GlaxoSmithKline plc, Pfizer Inc., and Merck & Co., Inc.; public biotechnology companies represented approximately 17% and included Amgen Inc., Gilead Sciences, Inc., Biogen Idec Inc., and Celgene Corporation; revenue-producing life science product and service companies represented approximately 20%, led by Illumina, Inc., Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; government agencies and renowned medical and research institutions represented approximately 17% and included Massachusetts Institute of Technology, The Scripps Research Institute, The Regents of the University of California, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 15% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including FibroGen, Inc., Achaogen Inc., Intellikine, Inc., MacroGenics, Inc., and Forma Therapeutics, Inc.; and the remaining approximately 6% consisted of traditional office tenants. Two of the fastest-growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical entities. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Thursday, July 28, 2011 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2011.  To participate in this conference call, dial (719) 325-4812 and confirmation code 7513866, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Thursday, July 28, 2011.  The replay number is (719) 457-0820 and the confirmation code is 7513866.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the quarter ended June 30, 2011 and this press release are available in the Corporate Information section of our website at www.labspace.com.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER ENDED JUNE 30, 2011 RESULTS

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, and selective acquisition, redevelopment, and development of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies.  Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Alexandria’s operating platform is based on the principle of “clustering” with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

As of July 27, 2011, we had 171 properties aggregating 14.1 million rentable square feet comprised of approximately 12.7 million rentable square feet of operating properties, approximately 782,258 rentable square feet undergoing active redevelopment, and approximately 690,139 rentable square feet undergoing active development.  In addition, our asset base will enable us to grow to approximately 30.0 million rentable square feet through additional ground-up development and other projects of approximately 15.8 million rentable square feet.

***********

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2011 earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and 2011 FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, lower rental rates or higher vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

(Tables follow)

Alexandria Real Estate Equities, Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10
Revenues
Rental	$109,820	$89,512	$216,444	$178,369
Tenant recoveries	33,230	26,576	66,138	53,140
Other income	926	922	1,703	1,994
Total revenues	143,976	117,010	284,285	233,503

Expenses
Rental operations	40,679	30,335	81,760	61,883
General and administrative	10,766	8,266	20,266	17,745
Interest	16,571	18,778	34,413	36,340
Depreciation and amortization	40,363	30,299	77,070	60,011
Total expenses	108,379	87,678	213,509	175,979
Income from continuing operations before loss on early extinguishment of debt	35,597	29,332	70,776	57,524

Loss on early extinguishment of debt	(1,248)	(41,496)	(3,743)	(41,496)
Income (loss) from continuing operations	34,349	(12,164)	67,033	16,028

(Loss) income from discontinued operations before gain on sales of real estate	(38)	(60)	(97)	509
Gain on sales of real estate	–	–	–	24
(Loss) income from discontinued operations, net	(38)	(60)	(97)	533

Gain on sales of land parcels	–	–	–	–
Net income (loss)	34,311	(12,224)	66,936	16,561

Net income attributable to noncontrolling interests	938	930	1,867	1,865
Dividends on preferred stock	7,089	7,090	14,178	14,179
Net income attributable to unvested restricted stock awards	298	149	540	311
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$25,986	$(20,393)	$50,351	$206

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.44	$(0.45)	$0.89	$(0.02)
Discontinued operations, net	–	–	–	0.02
Earnings (loss) per share – basic	$0.44	$(0.45)	$0.89	$–

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.44	$(0.45)	$0.89	$(0.02)
Discontinued operations, net	–	–	–	0.02
Earnings (loss) per share – diluted	$0.44	$(0.45)	$0.89	$–

Alexandria Real Estate Equities, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2011	2010
Assets
Investments in real estate	$6,534,433	$6,060,821
Less: accumulated depreciation	(679,081)	(616,007)
Investments in real estate, net	5,855,352	5,444,814
Cash and cash equivalents	60,925	91,232
Restricted cash	23,432	28,354
Tenant receivables	4,487	5,492
Deferred rent	125,867	116,849
Investments	88,862	83,899
Other assets	184,359	135,221
Total assets	$6,343,284	$5,905,861

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$774,691	$790,869
Unsecured line of credit and unsecured term loans	1,575,000	1,498,000
Unsecured convertible notes	203,638	295,293
Accounts payable, accrued expenses, and tenant security deposits	300,030	304,257
Dividends payable	34,068	31,114
Total liabilities	2,887,427	2,919,533

Redeemable noncontrolling interests	15,899	15,920

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D convertible preferred stock	250,000	250,000
Common stock	614	550
Additional paid-in capital	3,024,603	2,566,238
Retained earnings	–	734
Accumulated other comprehensive loss	(6,272)	(18,335)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,398,583	2,928,825
Noncontrolling interests	41,375	41,583
Total equity	3,439,958	2,970,408
Total liabilities, noncontrolling interests, and equity	$6,343,284	$5,905,861

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings (Loss) per Share

(Unaudited)

Earnings (Loss) per Share (“EPS”)

The following table presents the computation of basic and diluted EPS for the periods below (in thousands, except share and per share data):

	Three Months Ended		Six Months Ended
	6/30/11	6/30/10	6/30/11	6/30/10
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings (loss) per share	$25,986	$(20,393)	$50,351	$206
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	–	–	–
Amounts attributable to unvested restricted stock awards	–	–	–	–
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for diluted earnings (loss) per share	$25,986	$(20,393)	$50,351	$206

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings (loss) per share	58,500,055	44,870,142	56,734,012	44,348,850
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	–	–	–
Dilutive effect of stock options	13,067	–	16,261	–
Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for diluted earnings (loss) per share	58,513,122	44,870,142	56,750,273	44,348,850

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.44	$(0.45)	$0.89	$–
Diluted	$0.44	$(0.45)	$0.89	$–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Unaudited)

Funds from Operations (“FFO”) (1)

The following table presents a reconciliation of net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the periods below (in thousands, except share and per share data):

	Three Months Ended		Six Months Ended
	6/30/11 (2)	6/30/10	6/30/11 (2)	6/30/10
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$25,986	$(20,393)	$50,351	$206
Add: Depreciation and amortization	40,363	30,342	77,070	60,080
Add: Net income attributable to noncontrolling interests	938	930	1,867	1,865
Add: Net income attributable to unvested restricted stock awards	298	149	540	311
Subtract: Gain on sales of property	–	–	–	(24)
Subtract: FFO attributable to noncontrolling interests	(1,033)	(1,039)	(2,098)	(2,137)
Subtract: FFO attributable to unvested restricted stock awards	(638)	(149)	(1,185)	(598)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic FFO per share	65,914	9,840	126,545	59,703
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	7	–	12	–
Amounts attributable to unvested restricted stock awards	–	–	–	–
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted)	$65,921	$9,840	$126,557	$59,703

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	58,500,055	44,870,142	56,734,012	44,348,850
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	6,047	–	6,047	–
Dilutive effect of stock options	13,067	34,857	16,261	35,720
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted)	58,519,169	44,904,999	56,756,320	44,384,570

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.13	$0.22	$2.23	$1.35
Diluted	$1.13	$0.22	$2.23	$1.35

(1)    See also note regarding FFO on the following page.

(2)    FFO and FFO per share (diluted) for the quarter ended June 30, 2011 before the significant events impacting comparability was $67.2 million and $1.15 per share, respectively.  See page 3 for additional information.

Note Regarding Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.